Exhibit 10.29

IDACORP, Inc.

2000 LONG-TERM INCENTIVE AND COMPENSATION PLAN

PERFORMANCE UNIT AWARD AGREEMENT
Cumulative Earnings Per Share

______________, 20___

[[FIRSTNAME]] [[LASTNAME]]

In accordance with the terms of the IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan (the “Plan”), pursuant to action of the Compensation Committee (the “Committee”) of the Board of Directors, IDACORP, Inc. (the “Company”) hereby grants to you (the “Participant”), subject to the terms and conditions set forth in this Performance Unit Award Agreement (including Annex A hereto and all documents incorporated herein by reference), an award of units, or a right to receive shares of Company common stock, subject to the attainment of performance target levels (“Performance Units”) and an opportunity to earn additional Performance Units if performance exceeds target levels, as set forth below:

Date of Grant:	____________, 20___
Number of Performance Units (the “Target Award”):	[[SHARESGRANTED]]
Maximum Number of Additional Performance Units:	[[SHARESGRANTED]]
Performance Period:	_________, 20__ through ________, 20__
Performance Goal:	Cumulative diluted earnings per share (“CEPS”) for the Performance Period, as reported on the Company’s audited financial statements

Vesting Date:	To the extent the Performance Goal is met or exceeded, vesting of earned Performance Units subject to the Award (if any) shall occur upon completion of the Performance Period, with settlement as soon as administratively practicable in the calendar year following the Performance Period, but no later than March 15 (the “Settlement Date”).
Dividend Equivalents:	Dividend equivalents are accrued during the Performance Period and through the Settlement Date, and paid as soon as administratively practicable, but no later than March 15 of the calendar year following the Performance Period, with respect to Performance Units subject to the Target Award that are earned and any additional Performance Units that are earned.

THESE PERFORMANCE UNITS ARE SUBJECT TO FORFEITURE AS PROVIDED IN ANNEX A AND THE PLAN.

Further terms and conditions of the Award are set forth in Annex A hereto, which is an integral part of this Performance Unit Award Agreement.

All terms, provisions and conditions applicable to the Award set forth in the Plan and not set forth herein are hereby incorporated by reference herein. To the extent any provision hereof is inconsistent with the Plan, the Plan will govern. The Participant hereby acknowledges receipt of a copy of this Performance Unit Award Agreement including Annex A hereto and a copy of the Plan and agrees to be bound by all the terms and provisions hereof and thereof.

IDACORP, Inc.

By: [[SIGNATURE]]
___________________________

[[FIRSTNAME]] [[LASTNAME]]

Agreed:

[[SIGNATURE]]

_________________________________
[[FIRSTNAME]] [[LASTNAME]]

Attachment: Annex A

ANNEX A

TO

IDACORP, Inc.

2000 LONG-TERM INCENTIVE AND COMPENSATION PLAN

PERFORMANCE UNIT AWARD AGREEMENT
Cumulative Earnings Per Share

It is understood and agreed that the Award of Performance Units evidenced by the Performance Unit Award Agreement to which this is annexed is subject to the following additional terms and conditions:

1. Nature of Award. The Award represents the opportunity to receive units that settle in shares of Company common stock (“Shares”) and cash dividend equivalents on those units. The Award is subject to performance-based vesting conditions (“Performance Units”). Furthermore, if the performance results exceed target levels, additional Performance Units are earned and distributed in proportion to this excess as determined pursuant to Section 2 hereof. The amount of dividends paid on Performance Units shall be determined pursuant to Section 4 hereof.

2.    Performance Goal and Determination of Number of Performance Units Earned.

The number of Performance Units earned, if any, for the Performance Period shall be determined in accordance with the following formula:

# of Units = Payout Percentage X Target Award

If the Payout Percentage is not greater than 100%, the “# of Units” earned relates to the number of Performance Units subject to the Target Award. To illustrate, with a Target Award of 100 Performance Units, a 90% Payout Percentage would result in 90% of the Target Award being earned (90 Performance Units). If the Payout Percentage is greater than 100%, all Performance Units subject to the Target Award are earned and additional Performance Units equal to the “# of Units” in excess of the Target Award are earned. To illustrate, with a Target Award of 100 Performance Units, a 140% Payout Percentage would result in 100% of the Performance Units subject to the Target Award earned and 40 additional Performance Units earned. All Performance Units that are not earned shall be forfeited.

The “Payout Percentage” is based on the Company’s cumulative diluted earnings per share (“CEPS”) for the Performance Period as set forth in the table below:

CEPS Table and Method of Calculation:

CEPS for Performance Period	Payout Percentage (% of Target Award)
$_____ (“maximum”) or higher	200%
$_____ (“target”)	100%
$_____ (“threshold”)	45%
Less than $_____	0%

Performance results between threshold and target, and target and maximum, will be interpolated.

The total number of Performance Units earned shall be rounded to the nearest whole number of Performance Units, with (.5) rounded up.

3. Vesting and Settlement of Performance Units. Subject to Section 2, Section 6 and Section 8 hereof and Article 13 of the Plan, vesting of earned Performance Units subject to the Award (if any) shall occur upon completion of the Performance Period. The Company will settle Performance Units that have vested, as soon as administratively practicable, but no later than March 15 of the calendar year following the Performance Period, by issuing one Share for each Performance Unit vested.

4. Dividend Equivalents. The Participant shall be entitled to dividend equivalents in an amount equal to the cash dividends declared on a Share during the Performance Period and through the Settlement Date with respect to Performance Units that are earned pursuant to Section 2 hereof. Any such dividend equivalents shall be paid in cash to the Participant as soon as administratively practicable, but no later than March 15 of the calendar year following the Performance Period.

5. Forfeiture and Transfer Restrictions.

A.    Forfeiture Restrictions. Except as provided otherwise in Section 6 hereof, if the Participant’s employment is terminated during the Performance Period, Performance Units shall be forfeited as of the date of termination.

B.    Transfer Restrictions. Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated prior to the Settlement Date.

6. Termination of Employment. If the Participant’s employment is terminated during the Performance Period (i) due to the Participant’s death or Disability or (ii) due to the Participant’s Retirement, the number of Performance Units that are earned (if any) shall be determined in accordance with the provisions of Section 2 hereof as if the Participant had remained employed through the Performance Period, but shall be reduced by multiplying the number of Performance Units that would otherwise be earned times a fraction, the numerator of which is the total number of months (with any partial month treated as a whole month) elapsed in the Performance Period as of the date of such termination of employment and the denominator of which is the total number of whole months in the Performance Period, rounded down to the nearest whole number. Any such Performance Units earned shall vest on the date Participant’s employment is terminated and the Company shall settle such vested Performance Units in accordance with Section 3 hereof. Any cash dividend equivalents accrued with respect to such earned Performance Units shall be paid in accordance with Section 4 hereof.

7. No Rights as Shareholder. The Participant shall not have voting or other rights as a shareholder of the Company with respect to the Performance Units.

8. Tax Withholding. The Company may make such provisions as are necessary for the withholding of all applicable taxes on all Performance Units vested, earned or settled under this Award, in accordance with Article 15 of the Plan.

9. Ratification of Actions. By accepting this Award or other benefit under the Plan, the Participant and each person claiming under or through him shall be conclusively deemed to have indicated the Participant’s acceptance and ratification of, and consent to, any action taken under the Plan or the Award by IDACORP, Inc.

10. Notices. Any notice hereunder to IDACORP, Inc. shall be addressed to its office at 1221 West Idaho Street, Boise, Idaho 83702; Attention: Corporate Secretary, and any notice hereunder to the Participant shall be addressed to him or her at the address specified on the Performance Unit Award Agreement, subject to the right of either party to designate at any time hereafter in writing some other address.

11. Definitions. Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

12. Governing Law and Severability. To the extent not preempted by Federal law, the Performance Unit Award Agreement will be governed by and construed in accordance with the laws of the State of Idaho, without regard to conflicts of law provisions. In the event any provision of the Performance Unit Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Performance Unit Award Agreement, and the Performance Unit Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

13. Clawback. All Shares paid out to the Participant under the Performance Unit Award Agreement are subject to recoupment by the Company under the terms of the IDACORP Incentive Compensation Recovery Policy attached hereto as Exhibit A.

14. Additional Information. Please see Exhibit B for additional information regarding the Performance Units and related matters.

Exhibit A

IDACORP, Inc.

Incentive Compensation Recovery Policy

1.    Purpose

The purpose of the IDACORP, Inc. Incentive Compensation Recovery Policy (this “Policy”) is to provide for the recovery of certain Incentive-Based Compensation in the event of an Accounting Restatement. This Policy is intended to comply with, and to be administered and interpreted consistent with, Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-1 promulgated under the Exchange Act (“Rule 10D-1”), and Listing Standard 303A.14 adopted by the New York Stock Exchange (“NYSE”) (the “Listing Standards”). Unless otherwise defined in this Policy, capitalized terms shall have the meanings set forth in Section 10 below.

2.    Policy for Recovery of Erroneously Awarded Compensation

In the event of an Accounting Restatement, the Company will recover reasonably promptly the amount of any Erroneously Awarded Compensation Received by an Executive Officer during the Recovery Period.

3.    Administration

3.1.    This Policy shall be administered by the Compensation Committee, except that the Board may determine to act as the administrator or designate another committee of the Board to act as the administrator with respect to any portion of this Policy other than Section 3.3 (the “Administrator”). The Administrator is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy.

3.2.    The Administrator is authorized to take appropriate steps to implement this Policy and may effect recovery hereunder by: (i) requiring payment to the Company, (ii) set-off, (iii) reducing compensation, or (iv) such other means or combination of means as the Administrator determines to be appropriate.

3.3.    The Company need not recover Erroneously Awarded Compensation if and to the extent that the Compensation Committee determines that such recovery is impracticable and not required under Rule 10D-1 and the Listing Standards because: (i) the direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered after making a reasonable attempt to recover, (ii) recovery would violate home country law adopted prior to November 28, 2022, after obtaining the opinion of home country counsel acceptable to NYSE, or (iii) recovery would likely cause an otherwise tax-qualified broad-based retirement plan to fail the requirements of Section 401(a)(13) or Section 411(a) of the Internal Revenue Code of 1986, as amended, and regulations thereunder.

3.4.    Any determinations made by the Administrator under this Policy shall be final and binding on all affected individuals and need not be uniform with respect to each individual covered by this Policy.

4.    Other Recovery Rights; Company Claims
Any right of recovery pursuant to this Policy is in addition to, and not in lieu of, any other remedies or rights of recovery that may be available to the Company under applicable law or pursuant to the terms of any other compensation recovery policy of the Company that may be in effect from time to time, including in any employment agreement, plan or award agreement, or similar agreement and any other legal remedies available to the Company. Nothing contained in this Policy and no recovery hereunder shall limit any claims, damages, or other legal remedies the Company may have against an individual arising out of or resulting from any actions or omissions by such individual.

5.    Reporting and Disclosure
The Company shall file all disclosures with respect to this Policy in accordance with the requirements of federal securities laws.

6.    Indemnification Prohibition
Notwithstanding the terms of any indemnification or insurance policy or any contractual arrangement that may be interpreted to the contrary, the Company shall not indemnify any individual with respect to amount(s) recovered under this Policy or claims relating to the enforcement of this Policy, including any payment or reimbursement for the cost of third-party insurance purchased by such individual to fund potential clawback obligations hereunder.

7.    Amendment; Termination
The Board or the Compensation Committee may amend or terminate this Policy from time to time in its discretion as it deems appropriate and shall amend this policy as it deems necessary to comply with applicable law or any rules or standards adopted by a national securities exchange or association on which the Company’s securities are listed; provided, however, that no amendment or termination of this Policy shall be effective to the extent it would cause the Company to violate any federal securities laws, Securities and Exchange Commission rule or the rules or standards of any national securities exchange or association on which the Company’s securities are listed.

8.    Successors
This Policy shall be binding and enforceable against all individuals who are or were Executive Officers and their beneficiaries, heirs, executors, administrators, or other legal representatives.

9.    Effective Date
This Policy is effective only for Incentive-Based Compensation Received by an Executive Officer on or after the Effective Date.

10.    Definitions. For purposes of this Policy, the following terms shall have the meanings set forth below:

10.1.    “Accounting Restatement” means an accounting restatement of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, including any accounting restatement required to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

10.2.    “Administrator” has the meaning set forth in Section 3.1 hereof.

10.3.    “Board” means the Company’s Board of Directors.

10.4.    “Company” means IDACORP, Inc., an Idaho corporation, and its affiliates.

10.5.“Committee” means the Compensation and Human Resources Committee of the Board.

10.6.    “Effective Date” means October 2, 2023.

10.7.    “Erroneously Awarded Compensation” means the amount, as determined by the Administrator, of Incentive-Based Compensation received by an Executive Officer that exceeds the amount of Incentive-Based Compensation that would have been received by the Executive Officer had it been determined based on the restated amounts. For Incentive-Based Compensation based on stock price or total shareholder return (“TSR”) the Administrator will determine the amount based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or TSR upon which the Incentive-Based Compensation was received, and the Company will maintain documentation of the determination of that reasonable estimate and provide the documentation to NYSE. In all cases, the amount to be recovered will be calculated without regard to any taxes paid by the Executive Officer with respect of the Erroneously Awarded Compensation.

10.8.    “Executive Officers” means the Company’s current and former executive officers as determined by the Administrator in accordance with Rule 10D-1 and the Listing Standards. Generally, Executive Officers include any executive officer designated by the Board as an “officer” under Rule 16a-1(f) under the Exchange Act.

10.9.    “Financial Reporting Measure” means (i) any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements and any measure derived wholly or in part from such a measure, and (ii) any measure based wholly or in part on the Company’s stock price or total shareholder return. A Financial Reporting Measure need not be presented within the Company’s financial statements or included in a filing with the Securities and Exchange Commission.

10.10.    “Incentive-Based Compensation” means any compensation granted, earned, or vested based in whole or in part on the Company’s attainment of a Financial Reporting Measure that was Received by an individual (i) on or after the Effective Date and after such individual began service as an Executive Officer, (ii) who served as an Executive Officer at any time during the performance period for the Incentive-Based Compensation and (iii) while the Company had a listed class of securities on a national securities exchange or association.

10.11.    Incentive-Based Compensation is deemed to be “Received” in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation award is attained, even if the payment or grant of such Incentive-Based Compensation occurs after the end of that period.

10.12.    “Recovery Period” means the three completed fiscal years immediately preceding the date that the Company is required to prepare the applicable Accounting Restatement and any “transition period” as described under Rule 10D-1 and the Listing Standards. For purposes of this Policy, the “date that the Company is required to prepare the applicable Accounting Restatement” is the earlier to occur of (i) the date the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement, or (ii) the date a court, regulator, or other legally authorized body directs the Company to prepare an Accounting Restatement.

11.    Acknowledgement by Executive Officer

The Administrator may require Executive Officers to sign and return to the Company an Acknowledgment Form substantially the form attached to this Policy as Exhibit A or in such other form determined by the Administrator, pursuant to which the Executive Officer agrees to be bound by, and comply with, the terms of this Policy.

Exhibit A

IDACORP, Inc.
Incentive Compensation Recovery Policy

ACKNOWLEDGEMENT FORM

I, the undersigned, acknowledge and affirm that I have received and reviewed a copy of the IDACORP, Inc. Incentive Compensation Recovery Policy, and agree that: (i) I am and will continue to be subject to the IDACORP, Inc. Incentive Compensation Recovery Policy, as amended from time to time (the “Policy”), (ii) the Policy will apply to me both during and after my employment with the Company, and (iii) I will abide by the terms of the Policy, including, without limitation, by promptly returning any Erroneously Awarded Compensation to the Company to the extent required by, and in a manner determined by the Administrator and permitted by, the Policy. In the event of any inconsistency between the Policy and the terms of any employment agreement or offer letter to which I am a party, or the terms of any compensation plan, program, or agreement under which any compensation has been granted, awarded, earned or paid, the terms of the Policy shall govern.

Capitalized terms used but not otherwise defined in this Acknowledgement Form shall have the meanings ascribed to such terms in the Policy.

Exhibit B

Dear Participant –

A copy of the 2000 IDACORP, Inc. Long Term Incentive and Compensation Plan (“LTIP”) and supplemental information is available on the Certent Participant Portal.

Additionally, IDACORP will make available to you without charge, upon your written or oral request, a copy of any and all documents incorporated by reference in Item 3 of Part II of the latest Registration Statement on Form S-8 relating to the LTIP (which documents are incorporated by reference in the Section 10(a) prospectus) and any other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act of 1933, as amended. This includes, but is not limited to, the most recently filed version of IDACORP’s Annual Report on Form 10-K. IDACORP’s most recent Annual Report on Form 10-K is also available on the IDACORP website, www.idacorpinc.com.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.